As filed with the Securities and Exchange Commission on February 23, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MDU RESOURCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	30-1133956
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No)

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota	58506-5650
(Address of Principal Executive Offices)	(Zip Code)

MDU RESOURCES GROUP, INC. 401(k) RETIREMENT PLAN

(Full title of the plan)

Nicole A. Kivisto	Jason L. Vollmer
President and Chief Executive Officer	Vice President, Chief Financial Officer and Treasurer
MDU Resources Group, Inc.	MDU Resources Group, Inc.
1200 West Century Avenue	1200 West Century Avenue
P.O. Box 5650	P.O. Box 5650
Bismarck, North Dakota 58506-5650	Bismarck, North Dakota 58506-5650
(Name and address of agent for service)

(701) 530-1000

(Telephone number, including area code, of agent for service)

Copy to:

Jason Day

Jonathan S. Schulman

Perkins Coie LLP

1900 Sixteenth Street, Suite 1400

Denver, Colorado 80202

(303) 291-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

MDU Resources Group, Inc. (the “Registrant”) previously filed (i) a Registration Statement on Form S-8 (File No. 333-198364) (the "First Prior Registration Statement"), pertaining to the registration of 3,500,000 shares of common stock, par value $1.00 per share (the “Common Stock”), issuable under the MDU Resources Group, Inc. 401(k) Retirement Plan (the “Plan”), (ii) a Registration Statement on Form S-8 (File No. 333-212635), as amended by Post-Effective Amendment No. 1 thereto (as so amended, the "Second Prior Registration Statement”), pertaining to the registration of 4,500,000 shares of Common Stock issuable under the Plan, and (iii) a Registration Statement on Form S-8 (File No. 333-234760) (the “Third Prior Registration Statement”, and, together with the First Prior Registration Statement and the Second Prior Registration Statement, the “Prior Registration Statements”), pertaining to the registration of 5,000,000 shares of Common Stock issuable under the Plan. The Registrant hereby incorporates by reference the contents of the Prior Registration Statements to the extent not otherwise amended or superseded by the contents of this Registration Statement.

This Registration Statement is being filed pursuant to General Instruction E of Form S-8 to register under the Securities Act of 1933, as amended, the offer and sale of an additional 5,000,000 shares of Common Stock pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant or the MDU Resources Group, Inc. 401(k) Retirement Plan with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein as of their respective dates of filing:

•	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February 22, 2024.

•	The MDU Resources Group, Inc. 401(k) Retirement Plan’s Annual Report on Form 11-K for the year ended December 31, 2022, filed with the Commission on June 21, 2023.

•	The Registrant’s Current Report on Form 8-K (except for the portions which were furnished rather than filed), filed with the Commission on February 21, 2024.

•	The description of the Registrant’s Common Stock contained in Exhibit 99(b) to its Current Report on Form 8-K12B, filed with the Commission on January 2, 2019, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4(g) to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on February 21, 2020.

All documents filed by the Registrant or the MDU Resources Group, Inc. 401(k) Retirement Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this registration statement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit No.	Description

*4(a)	Amended and Restated Certificate of Incorporation of MDU Resources Group, Inc., filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on May 8, 2019 (File No. 001-03480).

*4(b)	Amended and Restated Bylaws of MDU Resources Group, Inc., filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on February 15, 2019 (File No. 001-03480).

*4(c)	MDU Resources Group, Inc. 401(k) Retirement Plan, as restated April 1, 2020, filed as Exhibit 10(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 8, 2020 (File No. 001-03480).

*4(d)	First Amendment to MDU Resources Group, Inc. 401(k) Retirement Plan, as amended December 17, 2020, filed as Exhibit 10(u) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 19, 2021 (File No. 001-03480).

*4(e)	Second Amendment to MDU Resources Group, Inc. 401(k) Retirement Plan, as amended January 1, 2021, filed as Exhibit 10(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 6, 2021 (File No. 001-03480).

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*4(f)	Third Amendment to MDU Resources Group, Inc. 401(k) Retirement Plan, as amended January 1, 2022, filed as Exhibit 10(w) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 23, 2022 (File No. 001-03480).

*4(g)	Fourth Amendment to MDU Resources Group, Inc. 401(k) Retirement Plan, as amended August 17, 2022, filed as Exhibit 10(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed on November 3, 2022 (File No. 001-03480).

*4(h)	Fifth Amendment to MDU Resources Group, Inc. 401(k) Retirement Plan, as amended December 28, 2022, filed as Exhibit 10(w) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 24, 2023 (File No. 001-03480).

*4(i)	Sixth Amendment to MDU Resources Group, Inc. 401(k) Retirement Plan, as amended May 1, 2023, filed as Exhibit 10(ae) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 22, 2024 (File No. 001-03480).

*4(j)	Seventh Amendment to MDU Resources Group, Inc. 401(k) Retirement Plan, as amended August 23, 2023, filed as Exhibit 10(af) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 22, 2024 (File No. 001-03480).

*4(k)	Eighth Amendment to MDU Resources Group, Inc. 401(k) Retirement Plan, as amended January 1, 2024, filed as Exhibit 10(ag) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 22, 2024 (File No. 001-03480).

5(a)	Opinion of Perkins Coie LLP.

23(a)	Consent of Deloitte & Touche LLP.

23(b)	Consent of Baker Tilly US, LLP.

23(c)	Consent of Perkins Coie LLP (included in Exhibit 5(a)).

24(a)	Power of Attorney (see signature page).

107	Filing Fee Table.

*Previously filed and incorporated herein by reference.

The Registrant will submit or have submitted the MDU Resources Group, Inc. 401(k) Retirement Plan and any amendment thereto to the Internal Revenue Service (the “IRS”) in a timely manner and have made or will make all changes required by the IRS in order to qualify the plan, as amended, under Section 401 of the Internal Revenue Code of 1986, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota on the 23rd day of February, 2024.

MDU RESOURCES GROUP, INC.

By:	/s/ Nicole A. Kivisto
Nicole A. Kivisto
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Nicole A. Kivisto, Jason L. Vollmer and Paul R. Sanderson, or any of them, as attorneys-in-fact, with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicole A. Kivisto	President, Chief Executive Officer and Director	February 23, 2024
Nicole A. Kivisto

/s/ Jason L. Vollmer	Vice President, Chief Financial Officer and Treasurer	February 23, 2024
Jason L. Vollmer

/s/ Stephanie A. Sievert	Vice President, Chief Accounting Officer and Controller	February 23, 2024
Stephanie A. Sievert

/s/ Dennis W. Johnson	Chair of the Board	February 23, 2024
Dennis W. Johnson

/s/ Darrel T. Anderson	Director	February 23, 2024
Darrel T. Anderson

/s/ James H. Gemmel	Director	February 23, 2024
James H. Gemmel

/s/ David L. Goodin	Director	February 23, 2024
David L. Goodin

/s/ Dale S. Rosenthal	Director	February 23, 2024
Dale S. Rosenthal

/s/ Edward A. Ryan	Director	February 23, 2024
Edward A. Ryan

/s/ David M. Sparby	Director	February 23, 2024
David M. Sparby

/s/ Chenxi Wang	Director	February 23, 2024
Chenxi Wang

SIGNATURE

The Plan: Pursuant to the requirements of the Securities Act of 1933, the MDU Resources Group, Inc. Employee Benefits Committee, which functions as the 401(k) Retirement Plan Committee, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota on the 23rd day of February, 2024.

MDU RESOURCES GROUP, INC. 401(k) RETIREMENT PLAN

By:	/s/ Jason L. Vollmer
Jason L. Vollmer
Chairman, Employee Benefits Committee